UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2008
Midwest Banc Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29598 (Commission File Number)	36-3252484 (IRS Employer Identification No.)

501 West North Avenue, Melrose Park, Illinois		60160
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code, (708) 865-1053
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 5, 2008, Midwest Banc Holdings, Inc. (the “Company”), entered into a Letter Agreement, which incorporates by reference a Securities Purchase Agreement – Standard Terms (the “Purchase Agreement”), with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company issued and sold to the Treasury (i) 84,784 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series T (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase for $2.97 per share 4,282,020 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $84.784 million in cash. The description of the Purchase Agreement contained or incorporated herein is a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.
     The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Company may not redeem the Preferred Stock during the first three years following the investment by Treasury, except with the proceeds from a “Qualified Equity Offering” (as defined in the Purchase Agreement). After three years, the Company may, at its option, redeem the Preferred Stock at its liquidation preference ($1.000 per share) plus accrued and unpaid dividends. The Preferred Stock is generally non-voting. The description of the Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.
     Prior to the third anniversary of the Treasury’s purchase of the Preferred Stock, unless the Preferred Stock has been redeemed or the Treasury has transferred all of the Preferred Stock to third parties, the consent of the Treasury will be required for the Company to (i) pay any dividend on its Common Stock or (ii) repurchase its Common Stock or other equity or capital securities, including trust preferred securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. The Preferred Stock will be non-voting except for the class voting rights on matters that would adversely affect the rights of the holders of the Preferred Stock. The Preferred Stock is not subject to any contractual restrictions on transfer.
     The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an initial per share exercise price of $2.97. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the initial exercise price. If the Company receives aggregate gross cash proceeds of not less than $84.784 million from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant.
     Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon the exercise of the Warrant. During the term of the Warrant, if at any time the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with certain business combinations), the Treasury may cause the Company to exchange all or a portion of the Warrant for another economic interest of the Company (determined by the Treasury in consultation with the Company) classified as permanent equity under U.S. GAAP with an equivalent fair market value. The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Warrant, which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.
     The Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Preferred Stock, may be issued. The Company has agreed to register the Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant. Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Preferred Stock or December 31, 2009.

Item 3.03	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.
     Pursuant to the terms of the Purchase Agreement, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for a consideration shares of, its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions including a restriction against declaring dividends on the Company’s Common Stock without the prior approval of Treasury. The redemption, purchase or other acquisition of trust preferred securities of the Company will also be restricted. These restrictions will terminate on the earliest of (a) the third anniversary of the date of issuance of the Preferred Stock and (b) the date on which the Preferred Stock has been redeemed in whole or Treasury has transferred all of the Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.
     In addition, pursuant to the Certificate of Designations, the ability of the Company to declare or pay dividends or distributions, on or repurchase, redeem or otherwise acquire for consideration shares of its Junior Stock and Parity Stock will be subject to restriction in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for the payment thereof) on its Preferred Stock. These restrictions are set forth in the Certificate of Designations described in Item 5.03.
     “Junior Stock” means the Common Stock and any other class or series of stock of the Company, the terms of which expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company, the terms of which do not expressly provide that such class or series of stock ranks junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Pursuant to the Purchase Agreement, until the Treasury no longer owns any shares of the Preferred Stock, the Warrant or Warrant Shares, the Company’s employee benefit plans and other executive compensation arrangements for its Senior Executive Officers must continue to comply in all respects with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) and the Treasury’s rules. The Company’s “Senior Executive Officers” are initially, Messrs. James J. Giancola, J.J. Fritz, Brogan Ptacin and Kelly O’Keeffe and Ms. JoAnn Lilek. Each of the Company’s Senior Executive Officers executed a waiver pursuant to the terms of the Purchase Agreement, a form of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.
     Each of the Company’s Senior Executive Officers entered into an EESA Amendment to Officer Employment Benefits with the Company (the “Amendment”) for the purpose of amending each Senior Executive Officer’s Compensation Arrangements (as defined in the Amendment) in order to comply with the relevant elements of EESA and the Treasury’s rules. A Form of the Amendment is attached as Exhibit 10.3 hereto and incorporated herein by reference.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     Section 4 of the Company’s Amended and Restated Certificate of Incorporation authorizes the Company’s Board of Directors to designate a class or series of preferred stock and to fix the designations, powers, preferences and rights of shares of any such class or series and the qualifications, limitations or restrictions thereof. On December 5, 2009, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to fix the designations, preferences, limitations and relative rights of the Preferred Stock. The Preferred Stock has a liquidation preference of $1,000 per share. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS.
     On December 5, 2008, the Company issued a press release announcing the closing of the transaction described in Item 1.01. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     On December 5, 2008, the Company announced that it had received an $84.8 million investment from the U.S. Treasury as part of its TARP Capital Purchase Program. The Company also stated that it issued warrants for 4.3 million shares of common stock to the Treasury and that it could reduce the warrant position by 50% by raising the equivalent amount of capital within three years. However, the warrant position will be reduced by 50% if the Company raises the equivalent amount of capital by December 31, 2009.
     On December 8, 2008, the Company issued a press release announcing the record date and payment date for the dividend on its Series A Preferred Stock. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Certificate of Designations, dated December 5, 2008

4.1	Form of Certificate for the Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock, dated December 5, 2008

10.1	Letter Agreement, dated December 5, 2008, between the Company and United States Department of the Treasury

10.2	Form of Waiver, executed by each of the Senior Executive Officers

10.3	EESA Amendment to Officer Employment Benefits executed by each of the Senior Executive Officers

99.1	Press Release, dated December 5, 2008

99.2	Press Release, dated December 8, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 8, 2008	MIDWEST BANC HOLDINGS, INC.
	By:	/s/ JoAnn Sannasardo Lilek
JoAnn Sannasardo Lilek
Executive Vice President and Chief Financial Officer

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